SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   August 20, 2014

HOLLOMAN ENERGY CORPORATION
(Name of Small Business Issuer in its charter)

Nevada	000-52419	77-0643398
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 North Sam Houston Parkway East
Suite 600
Houston, Texas, 77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-0193

                                        N/A                                 .
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On August 20, 2014, Robert Wesolek resigned as our Principal Financial and Accounting Officer and Treasurer, and Gina Serkasevich was appointed to serve in those capacities.

Gina Serkasevich, CMA (Age 45) joined Holloman Energy Corporation as its Financial Controller in June 2013, and has more than 25 years of domestic and international corporate accounting and finance experience. In addition, since July 2013, she has served as U.S. Controller for EFLO Energy, Inc. (OTCQB), a company focused on the acquisition, exploration and development of oil and gas assets in North America. Ms. Serkasevich joined Holloman Corporation in June 2012, and also continues to act as its Director of Finance. Holloman Corporation is one of the largest employee owned engineering and construction companies in the United States. Prior to 2012, Ms. Serkasevich worked in the Oil and Gas Tanker Transportation industry as a Regional Financial Manager for AET Inc. Limited (2011-2012), as a Financial Consultant for OSG Ship Management, Inc. (NYSE -OSG) (2009-2011) and as a Financial Controller/CFO for Stena Bulk LLC (1998-2008). During her 11 year tenure at Stena Bulk LLC she established the financial, accounting and reporting requirements for the new joint ventures and tanker pools with Sonanagol USA and held the Company Secretary position on both of those companies’ boards of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLOMAN ENERGY CORPORATION

Date: August 22, 2014	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer